Exhibit 99.1

EMCORE Reports Fiscal 2023 First Quarter Results

ALHAMBRA, CA, February 8, 2023 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets, today announced results for the fiscal 2023 first quarter (1Q23) ended December 31, 2022. Management will host a conference call to discuss 1Q23 financial and business results today at 5:00 p.m. Eastern Time (ET).

For 1Q23, EMCORE’s consolidated revenue was $25.0 million, comprised of $21.7 million from the Aerospace and Defense (A&D) segment and $3.3 million from the Broadband segment. Net loss was $11.7 million and $8.2 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was negative $6.5 million. Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“We made solid progress toward turning EMCORE into a larger and profitable Inertial Navigation provider to the A&D market. In 1Q23, A&D accounted for 87% of the Company’s revenue and grew 3% sequentially despite delayed customer shipments for QMEMS. A&D book-to-bill was approximately 1.2, and segment gross margin rebounded to 22% with our navigation products performing better than that,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “As we stated over the last couple of quarters, our recently acquired operations in Budd Lake, NJ and Tinley Park, IL make EMCORE the world’s largest independent1 Inertial Navigation business and our highest priorities are simplifying operations, driving growth, and improving cash flow. Consistent with these objectives, EMCORE is in discussions with several interested parties to divest our non-strategic product lines.”

Consolidated Results

Three Months Ended
	Dec 31, 2022	Sep 30, 2022	+increase/ -decrease
	1Q23	4Q22
Revenue	$25.0M	$25.6M	-$0.6M
Gross margin	12%	4%	+8%
Operating expenses	$14.6M	$18.2M	-$3.6M
Operating margin	(46%)	(67%)	+21%
Net loss	($11.7M)	($16.9M)	+$5.2M
Net loss per share diluted	($0.31)	($0.45)	+$0.14
Non-GAAP gross margin (a)	15%	2%	+13%
Non-GAAP operating expenses (a)	$11.8M	$11.2M	+$0.6M
Non-GAAP operating margin (a)	(32%)	(42%)	+10%
Non-GAAP net loss (a)	($8.2M)	($10.9M)	+$2.7M
Non-GAAP net loss per share diluted (a)	($0.22)	($0.29)	+$0.07
Adjusted EBITDA	($6.5M)	($9.4M)	+$2.9M
Ending cash and cash equivalents	$24.2M	$26.1M	-$1.9M
Line of credit and loan payable	$12.3M	$15.5M	-$3.2M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Aerospace and Defense Segment

For 1Q23, A&D’s sequential-quarter revenue increase was driven by solid performances across all product lines, with the exception of QMEMS which decreased due primarily to customer shipment delays. A&D segment gross margin rebounded due to the absence of items that were experienced in the prior quarter related to QMEMS inventory valuation charges and the transition of newly acquired operations in Budd Lake, NJ and Tinley Park, IL. R&D expenses increased sequentially due to a full quarter of results for the Tinley Park, which was acquired on August 9, 2022.
1 All sales are to unaffiliated third-party customers.

Three Months Ended
	Dec 31, 2022	Sep 30, 2022	+increase/ -decrease
	1Q23	4Q22
A&D segment revenue	$21.7M	$21.0M	+$0.7M
A&D segment gross margin	19%	4%	+15%
A&D segment R&D expense	$4.3M	$3.5M	+$0.8M
A&D segment profit	($0.2M)	($2.6M)	+$2.4M
Non-GAAP A&D segment gross margin (a)	22%	2%	+20%
Non-GAAP A&D segment R&D expense (a)	$4.2M	$3.7M	+$0.5M
Non-GAAP A&D segment profit (a)	$0.6M	($3.3M)	+$3.9M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Broadband Segment

For 1Q23, Broadband’s sequential-quarter revenue decrease was primarily due to lower sales of CATV products and Chips. Broadband segment gross margin declined as a result of the lower revenue and higher under-absorption of fixed overhead. R&D expenses decreased due primarily to the CATV and Sensing product lines.

Three Months Ended
	Dec 31, 2022	Sep 30, 2022	+increase/ -decrease
	1Q23	4Q22
Broadband segment revenue	$3.3M	$4.6M	-$1.3M
Broadband segment gross margin	(32%)	3%	-35%
Broadband segment R&D expense	$1.0M	$1.4M	-$0.4M
Broadband segment profit	($2.1M)	($1.2M)	-$0.9M
Non-GAAP Broadband segment gross margin (a)	(27%)	1%	-28%
Non-GAAP Broadband segment R&D expense (a)	$0.9M	$1.6M	-$0.7M
Non-GAAP Broadband segment profit (a)	($1.8M)	($1.5M)	-$0.3M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Business Outlook

The Company expects revenue for 2Q23 ending March 31, 2023 to be in the range of $27 million to $29 million.

Conference Call

The Company will discuss its financial results on Wednesday, February 8, 2023 at 5:00 p.m. ET (2:00 p.m. PT). To participate in the conference call, click on the following link (ten minutes prior to the call) to register: https://register.vevent.com/register/BIab6db815060c490ea029519066ebcd1c. Once registered, participants will have the option of: 1) dialing in from their phone (using their PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. The call will be webcast live via the Company's website at https://investor.emcore.com. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data centers. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit http://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross margin, operating expenses, research and development expenses, operating margin, and net loss, as well as adjusted EBITDA.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, including expected revenue for 2Q23, and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, future growth, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic, the length of time it will take for the COVID-19 pandemic to subside, and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (c) the Company's and the acquired businesses historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (i) acquisition-related risks, including that (i) the revenues and net operating results obtained from our recent acquisitions may not meet our expectations, (ii) the costs and cash expenditures for integration of our recent acquisitions may be higher than expected, (iii) we may not recognize the anticipated synergies from our recent acquisitions, (iv) there could be losses and liabilities arising from these acquisitions that we will not be able to recover from any source, and (v) we may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (j) risks related to our ability to obtain capital; (k) the effect of component shortages and any alternatives thereto; (l) risks and uncertainties related to manufacturing and production capacity and expansion plans related thereto; (m) risks related to the conversion of order backlog into product revenue; and (n) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,
(in thousands)	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$23,692	$25,625
Restricted cash	495	520
Accounts receivable, net of credit loss of $361 and $337, respectively	17,116	18,073
Contract assets	5,570	6,846
Inventory	39,598	37,035
Prepaid expenses	3,374	4,061
Other current assets	2,148	3,063
Total current assets	91,993	95,223
Property, plant, and equipment, net	27,660	37,867
Goodwill	16,519	15,608
Operating lease right-of-use assets	27,937	23,243
Other intangible assets, net	15,234	14,790
Other non-current assets	2,425	2,351
Total assets	$181,768	$189,082
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,545	$12,729
Accrued expenses and other current liabilities	11,197	8,124
Contract liabilities	4,125	5,300
Loan payable - current	852	852
Operating lease liabilities - current	2,530	2,213
Total current liabilities	31,249	29,218
Line of credit	6,638	9,599
Loan payable - non-current	4,829	5,042
Operating lease liabilities - non-current	26,121	21,625
Asset retirement obligations	4,110	4,664
Other long-term liabilities	—	106
Total liabilities	72,947	70,254
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 100,000 shares authorized; 44,774 shares issued and 37,868 shares outstanding as of December 31, 2022; 44,497 shares issued and 37,591 shares outstanding as of September 30, 2022	789,080	787,347
Treasury stock at cost; 6,906 shares as of December 31, 2022 and September 30, 2022	(47,721)	(47,721)
Accumulated other comprehensive income	1,254	1,301
Accumulated deficit	(633,792)	(622,099)
Total shareholders’ equity	108,821	118,828
Total liabilities and shareholders’ equity	$181,768	$189,082

EMCORE CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended December 31,
(in thousands, except for per share data)	2022	2021
Revenue	$24,953	$42,236
Cost of revenue	21,894	26,439
Gross profit	3,059	15,797
Operating expense:
Selling, general, and administrative	9,944	7,187
Research and development	5,351	4,627
Severance	475	1,298
(Gain) loss on sale of assets	(1,171)	187
Total operating expense	14,599	13,299
Operating (loss) income	(11,540)	2,498
Other (expense) income:
Interest expense, net	(241)	(11)
Foreign exchange gain	75	42
Other income	107	—
Total other (expense) income	(59)	31
(Loss) income before income tax expense	(11,599)	2,529
Income tax expense	(94)	(115)
Net (loss) income	$(11,693)	$2,414
Foreign exchange translation adjustment	47	20
Comprehensive (loss) income	$(11,646)	$2,434
Per share data
Net (loss) income per basic share	$(0.31)	$0.07
Weighted-average number of basic shares outstanding	37,557	36,950
Net (loss) income per diluted share	$(0.31)	$0.06
Weighted-average number of diluted shares outstanding	37,557	39,031

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022
(in thousands, except for percentages)	1Q23	4Q22
Gross profit	$3,059	$1,006
Gross margin	12%	4%
Stock-based compensation expense	387	348
Asset retirement obligation accretion	51	64
Amortization of intangible assets	326	58
Variable compensation accrual adjustment	—	(1,040)
Non-GAAP gross profit	$3,823	$436
Non-GAAP gross margin	15%	2%

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022
(in thousands)	1Q23	4Q22
Operating expense	$14,599	$18,246
Stock-based compensation expense	(1,347)	(1,271)
Severance expense	(475)	(35)
CATV transition - gain on sale of assets	—	767
Acquisition-related - gain on sale of assets	1,171	—
Acquisition-related expense	(2,060)	(5,166)
Litigation-related expense	(105)	(413)
Variable compensation accrual adjustment	—	2,030
Impairment charge	—	(2,956)
Non-GAAP operating expense	$11,783	$11,202

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022
(in thousands, except for percentages)	1Q23	4Q22
Operating profit	$(11,540)	$(17,240)
Operating margin	(46%)	(67%)
Stock-based compensation expense	1,734	1,619
Asset retirement obligation accretion	51	64
Amortization of acquired intangibles	326	58
Severance expense	475	35
CATV transition - gain on sale of assets	—	(766)
Acquisition-related - gain on sale of assets	(1,171)	—
Acquisition-related expense	2,060	5,166
Litigation-related expense	105	413
Variable compensation accrual adjustment	—	(3,070)
Impairment charge	—	2,956
Non-GAAP operating profit	$(7,960)	$(10,765)
Non-GAAP operating margin	(32%)	(42%)
Depreciation expense	1,450	1,381
Adjusted EBITDA	$(6,510)	$(9,384)
Adjusted EBITDA %	(26%)	(37%)

	Three Months Ended
	Dec 31, 2022	Sep 30, 2022
(in thousands, except for per share data and percentages)	1Q23	4Q22
Net loss	$(11,693)	$(16,873)
Net loss per share basic and diluted	$(0.31)	$(0.45)
Stock-based compensation expense	1,734	1,619
Asset retirement obligation accretion	51	64
Amortization of intangible assets	326	58
Severance expense	475	35
CATV transition - gain on sale of assets	—	(766)
Acquisition-related - gain on sale of assets	(1,171)	—
Acquisition-related expense	2,060	5,166
Litigation-related expense	105	413
Variable compensation accrual adjustment	—	(3,070)
Impairment charge	—	2,956
Other income	(107)	(520)
Foreign exchange (gain) loss	(75)	192
Income tax expense (benefit)	94	(164)
Non-GAAP net loss	$(8,201)	$(10,890)
Non-GAAP net loss per share basic and diluted	$(0.22)	$(0.29)
Interest expense, net	241	125
Depreciation expense	1,450	1,381
Adjusted EBITDA	$(6,510)	$(9,384)
Adjusted EBITDA %	(26%)	(37%)

	Three Months Ended			Three Months Ended
(in thousands, except for percentages)	Dec 31, 2022	Sep 30, 2022		Dec 31, 2022	Sep 30, 2022
	1Q23	4Q22		1Q23	4Q22
Aerospace and Defense			Broadband
Gross profit	$4,108	$889	Gross profit	$(1,049)	$117
Gross margin	19%	4%	Gross margin	(32%)	3%
Stock-based compensation expense	273	181	Stock-based compensation expense	114	167
Asset retirement obligation accretion	39	57	Asset retirement obligation accretion	12	7
Amortization of intangible assets	293	58	Amortization of intangible assets	33	—
Variable compensation accrual adjustment	—	(804)	Variable compensation accrual adjustment	—	(236)
Non-GAAP gross profit	$4,713	$381	Non-GAAP gross profit	$(890)	$55
Non-GAAP gross margin	22%	2%	Non-GAAP gross margin	(27%)	1%

R&D expense	$4,349	$3,506	R&D expense	$1,002	$1,355
Stock-based compensation expense	(193)	(170)	Stock-based compensation expense	(79)	(47)
Variable compensation accrual adjustment	—	347	Variable compensation accrual adjustment	—	289
Non-GAAP R&D expense	$4,156	$3,683	Non-GAAP R&D expense	$923	$1,597
Non-GAAP profit	$557	$(3,302)	Non-GAAP profit	$(1,813)	$(1,542)

Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com